UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2010

THE FRONTIER FUND

CAMPBELL/GRAHAM/TIVERTON SERIES

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51274	36-6815533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Equinox Fund Management, LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

(Address of Principal Executive Offices)

(303) 837-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Effective November 1, 2010, Equinox Fund Management, LLC (the “Managing Owner”), the managing owner of The Frontier Fund, added a new commodity trading advisor to its platform. The Managing Owner will initially allocate a portion of the assets of the Campbell/Graham/Tiverton Series of The Frontier Fund (the “CGT Series”) to Berkeley Quantitative L.P. (“Berkeley”) via investment allocations in Berkeley Quantitative Colorado Fund LLC (the “BQ Fund”), a Delaware limited liability company operated by BQ Colorado GP LLC (“BQGP”), an affiliate of Berkeley. Berkeley will serve as a major commodity trading advisor to the CGT Series and as the investment manager to the BQ Fund. The BQ Fund pays Berkeley and BQGP the management and incentive fees respectively and, as such, the Managing Owner will not be paid the management and incentive fees payable by the CGT Series for allocations made to the BQ Fund. The BQ Fund also pays its own accounting, tax, audit, legal and other customary third-party professional services; the BQ Fund pays Berkeley an administrative fee for overseeing the execution of these administrative services. In addition, the BQ Fund pays for transactional fees (such as round-turn commissions) and other customary fees and expenses. The foregoing fees and expenses will ultimately be borne indirectly by the CGT Series.

The BQ Fund has engaged J.P. Morgan Futures Inc. (“J.P. Morgan”) and Newedge USA, LLC as the futures commissions merchants for executing trades. The CGT Series has granted to J.P. Morgan a guarantee of the obligations of the BQ Fund solely relating to the CGT Series’ investments in the BQ Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Frontier Fund
(Registrant)

Date: November 5, 2010
	By:	/S/ ROBERT J. ENCK
Robert J. Enck
President and Chief Executive Officer of
Equinox Fund Management, LLC, Managing Owner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Campbell/Graham/Tiverton Series,
a Series of The Frontier Fund
(Registrant)

Date: November 5, 2010	By:	/S/ ROBERT J. ENCK
Robert J. Enck
President and Chief Executive Officer of Equinox Fund Management, LLC, the Managing Owner of Campbell/Graham/Tiverton Series, a Series of The Frontier Fund

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